UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2023

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC

Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Warrants to purchase common stock	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed by Biofrontera Inc. (the “Company”) to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 28, 2023 (the “Original Form 8-K”). The Original Form 8-K reported, among other things, that the Company was in the process of terminating the revolving line of credit between the Company and MidCap Business Credit LLC (“MidCap”) that provided for maximum borrowings of $6.5 million, subject to a borrowing base and an availability block (the “MidCap Loan Agreement”). At the time of the Original Form 8-K, the Company had not finalized the termination of the MidCap Loan Agreement. The Amendment is being filed solely to report the completion of such termination. Other than providing the additional information, no other disclosure in the Original Form 8-K is amended, updated, or changed by this Form 8-K/A.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of January 4, 2024, the Company terminated the MidCap Loan Agreement. In connection with the termination, the Company paid a $150,000 prepayment fee to MidCap. As reported in the Original Form 8-K, the Company terminated the MidCap Loan Agreement in connection with entering into Agreement A and Agreement B (each as defined in the Original Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 9, 2024	Biofrontera Inc.
(Date)	(Registrant)

/s/ E. Fred Leffler III
E. Fred Leffler, III
Chief Financial Officer